UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2024

LEGACY HOUSING CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-38761	20-2897516
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Airport Freeway, #100, Bedford, Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (817) 799-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock ($0.001 par value)	LEGH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Legacy Housing Corporation (“Legacy” or the “Company”) held its Annual Shareholders’ Meeting (the “Annual Meeting”) on December 4, 2024. The final, certified voting results for each proposal presented at the Annual Meeting are set out below. Each of these proposals is described in detail in the Company’s Proxy Statement.

Proposal 1: The election of five directors for a term of one year or until their successors are elected and qualified.

	For	Against	Abstain
Curtis D. Hodgson	19,871,738	471,329	2,714
Kenneth E. Shipley	20,176,057	167,010	2,714
Jeffrey K. Stouder	15,606,787	4,728,980	10,014
Brian J. Ferguson	16,765,992	3,569,775	10,014
Skyler M. Howton	20,269,968	65,799	10,014

Proposal 2: A non-binding resolution approving the compensation paid to the Company’s named executive officers (“Say on Pay”).

For	Against	Abstain
19,951,629	351,806	42,346

Proposal 3: An advisory vote to include a “Say on Pay” vote in the proxy every one, two, or three years (“Say on Frequency”).

1 year	2 years	3 years	Abstain
6,618,595	73	13,686,254	40,859

Following the meeting:

●	Kenneth E. Shipley was elected Chairman of the Board of Directors;

●	Jeffrey K. Stouder (Chair), Brian J. Ferguson, and Skyler M. Howton were appointed to serve on the Audit Committee;

●	Brian J. Ferguson (Chair) and Skyler M. Howton were appointed to serve on the Nominations and Corporate Governance Committee; and

●	Skyler M. Howton (Chair), Jeffrey K. Stouder, and Brian J. Ferguson were appointed to serve on the Compensation Committee.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY HOUSING CORPORATION

Date: December 9, 2024	By:	/s/ Duncan Bates
	Name:	Duncan Bates
	Title:	President and Chief Executive Officer